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                                                                    EXHIBIT 10.3

                            [Shiel Sexton Letterhead]

June 24, 2002

Mr. Keith Gibson
General Manager
IBEC
6317 East 181st Street
Hebron, IN  46341

RE:      LETTER OF INTENT - IBEC CORN ETHANOL PLANT

Dear Keith:

We are issuing this letter of intent to confirm our agreement regarding work to be performed by the Project Team of Shiel Sexton Company, Inc., Dilling Mechanical and Gaylor Electric, and relating to the design and construction of a corn ethanol plant, based upon Katzen International Inc.'s proprietary ethanol technology, pending execution of a written construction contract between Iroquois Bio-Energy Company, LLC as Owner, and Shiel Sexton as Design/Builder.

We will provide a scope document and preliminary engineering for the lump sum of $60,000 to be applied to the executed guaranteed maximum price design/build contract. The following scope of services will be complete on or before August 30, 2002. The Project Team will provide a conceptual budget, design and construction durations, project plan, and a comprehensive scope description. Katzen International, Inc. will provide preliminary design basis criteria for the proposed facility including product, co-product and utility summaries, general site plan illustrating the arrangement of major equipment items and process data to support the environmental permitting effort.

Assuming you are in agreement with the foregoing, please sign the acknowledgement and return it to me as soon as possible. We will also provide a contract template for the design/build contract to begin our negotiations for your consideration. Thank you for selecting our Project Team. We look forward to working with you.

Please do not hesitate to give me a call with any questions or comments.

Sincerely,                                       Acknowledged and Accepted:

/s/ Thomas Scheele
                                                 Iroquois Bio-Energy Cooperative
Thomas Scheele
Vice President
                                                 By:  /s/ John H. Bryant, Jr.
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                                                 Its:  Secretary
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